Exhibit 23

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35353 and 33-21903) of United Television, Inc. of our report dated February 10, 1995 appearing on page 19 of the Annual Report to Shareholders of United Television, Inc. which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of this Form 10-K.





PRICE WATERHOUSE LLP

Century City, California
March 28, 1995